Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2023, and each included in this Post-Effective Amendment No. 46 on the Registration Statement (Form N-1A, File No. 333-104972) of Morgan Stanley Institutional Liquidity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 27, 2022, with respect to Prime Portfolio, Government Portfolio, Government Securities Portfolio, Treasury Portfolio, Treasury Securities Portfolio and Tax-Exempt Portfolio (six of the funds constituting Morgan Stanley Institutional Liquidity Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

February 27, 2023